UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2014

MYRIAD GENETICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-26642	87-0494517
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

320 Wakara Way

Salt Lake City, Utah 84108

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (801) 584-3600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01	Completion of Acquisition or Disposition of Assets.

On February 28, 2014, Myriad Genetics, Inc. (“Myriad”) completed the acquisition of privately-held Crescendo Bioscience, Inc. (“Crescendo”), pursuant to the Amended and Restated Agreement and Plan of Merger (the “Merger Agreement”), dated February 2, 2014. Pursuant to the terms of the Merger Agreement, Myriad acquired Crescendo by means of a reverse triangular merger in which Crescendo survived the merger as the surviving corporation and a wholly-owned subsidiary of Myriad. The surviving corporation will operate under the name Crescendo Bioscience, Inc.

Upon the closing of the Merger, Myriad paid an aggregate cash purchase price to the security holders of Crescendo of $245 million ($270 million minus $25 million for the repayment of the loan made to Crescendo by Myriad in 2011), which was subject to further adjustment for Crescendo’s cash, other indebtedness, working capital and other specified amounts. Also, upon the closing, $20.0 million was deposited into an escrow account to fund (i) any post-closing adjustments payable to Myriad based upon differences between the estimated working capital and the actual working capital of Crescendo at closing, and (ii) any indemnification claims made against Crescendo, for a period of time, based upon the completion of an audit of Crescendo’s financial statements, of no fewer than twelve nor more than fifteen months following closing. Under the terms of the Merger Agreement, the stockholders of Crescendo are obligated to indemnify Myriad for all losses resulting from breaches of Crescendo’s representations and warranties, Crescendo’s breach or failure to perform its covenants under the Merger Agreement and certain other specified matters. Myriad’s indemnification claims are limited to and must be satisfied out of the escrow amount, except in certain circumstances.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to Myriad’s Current Report on Form 8-K filed on February 4, 2014, and is incorporated herein by reference in its entirety.

The Merger Agreement has been incorporated by reference herein to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about Myriad or Crescendo. The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of such agreement and as of specified dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Myriad or Crescendo or any of their respective subsidiaries or affiliates. In addition, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in a confidential disclosure schedule provided by Crescendo, which has not been filed and will not be filed with this Current Report on Form 8-K as permitted by the rules and regulations of the Securities and Exchange Commission. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts, since (i) they were made only as of the date of such agreement or a prior, specified date, (ii) in some cases they are subject to qualifications with respect to materiality, knowledge and/or other matters, and (iii) they may be modified in important part by the underlying disclosure schedule. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Myriad’s public disclosures.

ITEM 8.01	Other Events.

The disclosures in Item 2.01 above are incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment to this Current Report on Form 8-K within 71 calendar days after the date this Current Report on Form 8-K must be filed.

(b)	Pro Forma Financial Information

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment to this Current Report on Form 8-K within 71 calendar days after the date this Current Report on Form 8-K must be filed.

(d)

Exhibit Number	Description

2.1	Amended and Restated Agreement and Plan of Merger, dated as of February 2, 2014, by and among Myriad Genetics, Inc., Myriad Crescendo, Inc., Crescendo Bioscience, Inc. and the Representative (previously filed as Exhibit 2.1 to the Current Report on Form 8-K filed on February 4, 2014 (File No. 000-26642) and incorporated herein by reference).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYRIAD GENETICS, INC.

Date: February 28, 2014	By:	/s/ James S. Evans
James S. Evans
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Amended and Restated Agreement and Plan of Merger, dated as of February 2, 2014, by and among Myriad Genetics, Inc., Myriad Crescendo, Inc., Crescendo Bioscience, Inc. and the Representative (previously filed as Exhibit 2.1 to the Current Report on Form 8-K filed on February 4, 2014 (File No. 000-26642) and incorporated herein by reference).